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                                                                EXHIBIT 5.1


           [LIDDELL, SAPP, ZIVLEY, HILL & LABOON, L.L.P. LETTERHEAD]


                                 August 4, 1997


USA Waste Services, Inc.
1001 Fannin Street, Suite 4000
Houston, Texas 77002

Gentlemen:

        We have acted as counsel for USA Waste Services, Inc., a Delaware corporation (the "Company"), in connection with the filing of the Registration Statement on Form S-4 (the "Registration Statement") with respect to the registration of 20,000,000 shares (the "Shares") of the Common Stock, $.01 par value (the "Common Stock"), of the Company.

        We have made such inquiries and examined such documents as we have considered necessary or appropriate for purposes of giving the opinions hereinafter set forth, including the examination of executed or conformed counterparts, or copies certified or otherwise proved to our satisfaction, of the following:

        (a) the Restated Certificate of Incorporation of the Company, as amended;

        (b)     the Bylaws of the Company;

        (c) the Registration Statement on Form S-4 of the Company, including the related prospectus and other attachments, filed with the Securities and Exchange Commission to register the Shares under the Securities Act of 1933, as amended.

        We have assumed the genuineness and authenticity of all signatures on all original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies and the due authorization, execution, delivery or recordation of all documents where due authorization, execution or recordation are prerequisites to the effectiveness thereof.

        Based upon the foregoing, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

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USA Waste Services, Inc.
August 4, 1997
Page 2


        (i) the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

        (ii) the Shares proposed to be issued by the Company pursuant to the Registration Statement will be, when so issued in accordance with due authorization by the board of directors of the Company, legally issued, fully paid, and non-assessable.

        We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the statements made regarding our Firm and to the use of our name under the heading "Legal Matters" in the prospectus constituting a part of the Registration Statement.


                                    LIDDELL, SAPP, ZIVLEY, HILL & LABOON, L.L.P.